Exhibit 32

Exhibit 32 to Form 10K

Written Statement of the Chief Executive Officer and Chief Financial Officer Pursuant to 18 U.S.C. 1350

    Solely for the purposes of complying with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, we, the undersigned Chief Executive Officer and Chief Financial Officer of Bowl America Incorporated (the "Company"), respectively, hereby certify, based on our knowledge, that the Annual Report on Form 10-K of the Company for the year ended June 29, 2014, (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Leslie H. Goldberg

Leslie H. Goldberg

Chief Executive Officer

/s/ Cheryl A. Dragoo

Cheryl A. Dragoo

Chief Financial Officer

Date: September 25, 2014